Certification of Chief Executive Officer

and Chief Financial and Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Aroga Holding Corp. (f/k/a KMRB Acquisition Corp.), (the “Company”) on Form 10-Q for the period ending June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Grove Bennett, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Aroga Holding Corp.

(f/k/a KMRB Acquisition Corp.)

/s/: Grove Bennett

GROVE BENNETT

Chief Executive Officer

Chief Financial Officer

Chief Accounting Officer

August 19, 2015